KELLEY DRYE & WARREN LLP
       A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL ASSOCIATIONS
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                             STAMFORD, CT. 0690-3229
                                      -----
                                 (203) 324-1400
                                                                    FACSIMILE
                                                                  (203) 327-2669


                                 March 29, 1999


First Investors Management Company, Inc.
95 Wall Street
New York, New York   10005-4297

      Re:   FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND

Gentlemen:

            We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.


                                   Very truly yours,

                                   KELLEY DRYE & WARREN LLP


                              By:  /s/ Richard S. Chargar
                                   ------------------------
                                   Richard S. Chargar
                                   Member of the Firm